EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

David P. Butler and Gerard K. O’Reilly, Co-Principal Executive Officers, and Jan Miller, Principal Financial Officer, of Dimensional Emerging Markets Value Fund, a Delaware statutory trust (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David P. Butler
David P. Butler
Co-Principal Executive Officer
Dimensional Emerging Markets Value Fund

Date:	January 7, 2026

By:	/s/ Gerard K. O’Reilly
Gerard K. O’Reilly
Co-Principal Executive Officer
Dimensional Emerging Markets Value Fund

Date:	January 7, 2026

By:	/s/ Jan Miller
Jan Miller
Principal Financial Officer
Dimensional Emerging Markets Value Fund

Date:	January 7, 2026